U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 19, 1999

                           ---------------------------

                                 Citigroup Inc.
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                          1-9924                     52-1568099
---------------                    ------------              -------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
 incorporation)

                 153 East 53rd Street, New York, New York 10043
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (212) 559-1000
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Citigroup Inc.
                           Current Report on Form 8-K

Item 5. Other Events.

      On April 19, 1999 Citigroup Inc. reported record core income of $2.42 billion for the first quarter ended March 31, 1999, up 12% from $2.16 billion in the comparable 1998 period. Core income was $1.07 per basic share and $1.04 per diluted share, up 14% and 16%, respectively, from $0.94 per basic share and $0.90 per diluted share in the first quarter of 1998. Business income rose 32% over the prior year excluding income from investment activities, which was particularly strong in the 1998 quarter. The Company's outstanding performance reflected record earnings and revenue in the Global Consumer business, a sharp turnaround in the Global Corporate and Investment Bank highlighted by record results at Salomon Smith Barney, and solid earnings growth from Asset Management. Core income increased more than 72% from that reported in the fourth quarter of 1998, driven by a 146% improvement in earnings from the Global Corporate and Investment Bank, as a result of a combination of progress in the integration of Citigroup's predecessor companies and an improved market environment. Return on common equity, at 24%, exceeded the Company's goal of 20%.

      Strong momentum across all businesses contributed to a 15% increase in business revenues from the 1998 first quarter to a record $14.5 billion, led by 21% growth in the Global Consumer business. Asset Management revenues increased 16%, while the Global Corporate and Investment Bank recorded a 10% increase.

      Net income for the period was $2.36 billion, or $1.04 per basic share and $1.01 per diluted share, compared to $2.16 billion, or $0.94 per basic share and $0.90 per diluted share in the first quarter of 1998. Net income in 1999 includes a net impact of $(53) million from accounting changes and restructuring-related items.

      The Company's Tier I capital ratio is 8.8%. Citigroup's total assets were approximately $690 billion at March 31, 1999. Citigroup was recently ranked number two in the Forbes Super 100 based on a composite ranking of sales, net profit, assets and market value.

      Results for all periods have been restated to reflect changes in capital and tax allocations among the segments to conform the policies of each of the predecessor companies.

                                GLOBAL CONSUMER
1st Quarter Core Income: $1.05 Billion, Up 33% from $790 Million in 1998 Period

      Core income for the Global Consumer business, which includes North American Banking/Lending, International and the personal insurance lines, grew 33% to a record $1.05 billion in the quarter, driven by strong performances from virtually all business lines and a sizable 75% earnings increase from North American cards.

      Productivity and expense reduction programs contributed to strong earnings growth. Controllable expenses, excluding increased marketing expenditures and the effect of acquisitions, are down since programs were initiated in the third quarter of 1998, and the group is well on its way to achieving the expense goals set for the end of this year. Consistent with this, full time equivalent positions are down approximately 4,100 since the third quarter, excluding acquisitions. As these declines were accomplished, substantial investments were made in numerous new initiatives, including the expansion of the Japanese and Eastern European franchise, and accelerated credit card expansion throughout Western Europe.

      During the quarter, the company announced four acquisitions to strengthen several business lines. Citibank acquired Mellon Bank's credit card business, with $1.9 billion in credit card receivables, and Financiero Atlas, a Chilean consumer finance company with 65 branches and $460 million in assets. Citibank also announced the acquisition of Source One Mortgage, an originator of FHA/VA mortgage products. Commercial Credit acquired 128 consumer finance branch offices and a $519 million loan portfolio from Associates First Capital.

North America Consumer

o Banking/Lending core income rose 69% year-over-year on a 29% growth in revenues:

      -- Core income for Cards increased 75% to $268 million in the quarter. Revenues increased 40% as a result of pricing increases and 48% growth in receivables to $69 billion, driven by the UCS acquisition and core business improvement. Credit experience continued to improve, with net charge-offs in the U.S. bankcard portfolio falling to 4.72%.

      -- Commercial Credit's core income grew 37% to $81 million in the quarter, with revenues rising 22%, to $376 million. Receivables grew 28% from the 1998 first quarter due to healthy business flow at Commercial Credit branches, cross-selling of Commercial Credit products through Primerica distribution channels and the acquisition of certain Associates First Capital branches. The total number of Commercial Credit branches rose to 1,143 from 1,023 in the first quarter of 1998.

      -- Citibanking core income surged 200% to $75 million in the quarter. Successful implementation of cost reduction initiatives drove a 12%, or $44 million, reduction in fixed expenses (which exclude advertising and variable compensation). Revenues rose 7% on continued increases in accounts and deposit volumes and sales of investment products.

      -- Core income from Mortgage Banking, including the Student Loan business, increased 20% to $60 million from the prior year quarter. Higher student loan volume and mortgage originations, continued improvements in credit quality in the mortgage portfolio, and flat expenses contributed to positive overall trends.

o     The Insurance sector recorded solid growth across all business units:

      -- Travelers Life & Annuity's core income rose 20% from the prior year period to $147 million, with earnings up 19% from the fourth quarter, as increased business volume offset lower levels of investment income versus the prior year periods. The business achieved double-digit growth in annuity account balances and life and long-term care premiums, as well as strong momentum from cross-selling initiatives.

      -- Primerica core income rose 16% to $110 million as a result of growth in life insurance in-force and record contributions from cross-selling variable annuities and real estate-secured loans. The proportion of Primerica's income related to cross-selling was approximately 22% in the first quarter of 1999. Results continued to benefit from disciplined expense management.

      -- Travelers Property Casualty's Personal Lines core income of $83 million was up slightly from the prior year quarter, as a 16% increase in earned premiums offset modest medical cost increases and less favorable prior-year development. The expense ratio, adjusted for a reinsurance transaction, improved to 26.6% from 28.0%, reflecting greater efficiency through the leveraging of the business' expense base. Net written premiums, adjusted for a reinsurance transaction, increased 13%, driven by increased production across all lines through both independent and new distribution channels.

International Consumer

      Earnings from the International Consumer business increased 20% to $281 million in the quarter, as accounts increased 19% and deposits grew 19% from the prior year period:

o Asia Pacific region core income rose 23% to $102 million on a 23% increase in revenues, with accounts and customer deposits growing at rates in excess of 20% across the region, and particularly strong performance in Japan. The provision for credit losses increased $38 million from the prior year period, the result of economic conditions and increased asset volumes.

o Core income for Europe, Middle East, Africa (EMEA) rose 45% to $74 million, led by strong performance in Western Europe, particularly in volumes from both credit and investment products in Germany.

o Latin America core income increased 12% to $48 million from the comparable 1998 quarter, as the positive impact of recent acquisitions and a rebound in earnings from Credicard, a 33%-owned Brazilian card affiliate, offset weaker credit experience.

o The Global Private Bank, which serves high net worth individuals around the world, recorded core income of $57 million, about level with first quarter 1998. Revenue growth, particularly in the U.S., was offset by the absence of credit recoveries that positively impacted first quarter 1998 results.

e-Citi

      The net loss in e-Citi, which represents the firm's investment in global electronic commerce research and development and business activities, increased 20% to $36 million for the first quarter. Higher spending for new product development and e-commerce pilots globally offset increased earnings from existing businesses such as Global Debit Cards.

Other

      Other Consumer business items, which include unallocated marketing and staff expenses, increased by $19 million from last year's first quarter to a net loss of $20 million, but improved $25 million from fourth quarter 1998. Outlays for new global advertising, marketing and distribution development initiatives more than offset reductions in fixed expenses.

                      GLOBAL CORPORATE AND INVESTMENT BANK
 1st Quarter Core Income $1.36 Billion, Up 31% from $1.04 Billion in 1998 Period

      Results for the Global Corporate and Investment Bank rebounded sharply in the first quarter, rising 31% to $1.36 billion over the comparable quarter in 1998 and more than doubling the 1998 fourth quarter. The rebound was most notable at Salomon Smith Barney (SSB), which posted record earnings on total revenues of $3.3 billion while reducing risk. SSB's earnings benefited from continued strong results in the retail business, record fixed income underwriting and improved trading revenues. Earnings from Emerging Markets and Global Relationship Banking (GRB) also showed particularly strong growth.

      The Global Corporate and Investment Bank continued to build on the collaborative opportunities between SSB and Citibank's global corporate bank, as underscored by the completion of the largest corporate bond deal of all time, the $8 billion AT&T bond offering. Over 160 collaborative deals resulting from joint SSB/Corporate Bank customer calls have been closed since last April, with 60 of these completed in the first quarter alone. SSB Financial Consultants generated referrals for approximately $200 million in Citibank mortgages in the first quarter, demonstrating the potential for retail cross-selling and increased retention of customer assets.

      During the quarter, Nikko Salomon Smith Barney, the institutional and investment banking joint venture between Salomon Smith Barney and Nikko Securities, began operations as a net contributor to earnings. In February, Institutional Investor ranked Citigroup the top derivatives dealer in its annual survey of market users. Citibank also continues to be the number one foreign exchange dealer, as ranked by Euromoney, and the number one cash management provider, as ranked by Corporate Finance magazine. Salomon Smith Barney also took the number one positions in the Securities Data Corporation League Tables in municipal bond underwriting and mortgage and asset backed debt. SSB also surged into the top five in both Eurobond and Euromarket issues, from #11 in these categories in the first quarter of 1998.

      During the quarter, SSB continued to enhance its state-of-the-art website, through which 300,000 clients currently receive on-line account access and research. SSB plans to roll out on-line trading capabilities later this year.

      Travelers Property Casualty's Commercial Lines core income increased 11% relative to prior year, despite continued challenges in its operating environment.

o Salomon Smith Barney reported first quarter core business income of $648 million, a 46% increase over the prior year period, on revenues of $3.3 billion versus $2.9 billion last year. The firm's strong growth reflected a 13% rise in commissions to $900 million, and a 6% increase in investment banking revenues to $655 million, predominately from record high grade debt underwritings. Revenue also includes $974 million in principal transactions, up 25% from $779 million in the prior year quarter, as increases in institutional global fixed income and global equities transactions offset declines in global arbitrage and commodity trading. Asset management fees rose to $377 million as a result of increased client assets under management. Non-compensation expenses as a percent of net revenues decreased to 16.3% from 18.0% in the first quarter of 1998 and 25.8% in the fourth quarter of 1998. Compensation and benefits as a percentage of net revenues was 53.7% for the first quarter of 1999, down from 57.6% in the comparable 1998 period and 73.4% in the fourth quarter of 1998. Including Asset Management, the compensation and benefits ratio for the quarter dropped to 51.4%, comparable to that of other broker-dealers.

o Emerging Markets core income of $321 million for the 1999 first quarter reflected increases of 22% and 37% from the first and fourth quarters of 1998, respectively. Revenues increased 18% from the first quarter of 1998, and 16% from the fourth quarter, primarily driven by higher trading revenues, as well as lending and trade finance. Expenses rose 5% from the 1998 first quarter, reflecting ongoing spending to expand Citigroup's emerging market franchise. Credit write-offs increased $53 million to $115 million from the first quarter of 1998, and $30 million from the fourth quarter of 1998, primarily as a result of higher losses in Asia.

o Global Relationship Banking reported first quarter core income of $197 million, a substantial improvement over fourth quarter 1998 core income of $102 million, and 25% above the $158 million reported in the comparable first quarter. Revenues increased 10% versus the prior year first quarter, reflecting strong trading results and double-digit revenue growth in Transaction Services. Expenses were 2% below the prior quarter, but 6% higher than the first quarter of last year, due to increased technology spending, including EMU and Year 2000 expense, and higher incentive compensation.

o Travelers Property Casualty's Commercial Lines core income increased 11% to $189 million, reflecting favorable prior year loss development and continued expense reductions, which were somewhat offset by the continued depopulation of the involuntary workers' compensation market and higher weather-related losses. Net written premiums were down 8% from the prior year period reflecting a disciplined approach to underwriting and risk management. The statutory combined ratio, at 104.7%, reflected an improvement from the 106.8% reported in the first quarter of 1998.

                                ASSET MANAGEMENT
  1st Quarter Core Income: $80 Million, Up 16% from $69 Million in 1998 Period

      SSB Citi Asset Management Group's core income increased 16% to $80 million in the first quarter of 1999, as revenue growth offset increased expenses from continued investments in the businesses' infrastructure and investment research. Revenues increased 16% in the first quarter to $354 million, reflecting strong growth in assets under management. Expenses grew 15% from the first quarter of 1998, reflecting global business growth and efforts to build the Company's investment research and quantitative investment capabilities. The segment's pretax profit margin for the quarter increased slightly to 37.6%, from 37.1% in the first quarter of 1998.

      Assets under management rose 20% from the year-ago quarter to $338 billion, as growth continued across all product categories. Institutional managed account assets grew to $93 billion, up 22% from the 1998 first quarter. Money fund and long-term mutual fund assets grew by 27% and 13%, respectively. Contributing to money fund growth was a $3.6 billion increase in institutional liquidity funds in the first quarter, the result of increased selling efforts through Global Relationship Banking. Capitalizing on Japan's Big Bang, the Group raised $600 million in Japan through sales of its new CitiFunds mutual funds and sales of Salomon Brothers mutual funds in non-proprietary channels. Also in the quarter, CitiEuroland funds were introduced through the Citibank Europe Consumer Bank.

      The amount of proprietary mutual funds sold through Primerica totaled $408 million in the quarter and accounted for 64% of Primerica's U.S. mutual fund sales versus 59% in the first quarter of 1998. Sales of the Group's proprietary funds through SSB's retail channel grew to 36% of all of the brokerage operation's mutual fund sales, up from 28% in the first quarter of the previous year. The Group's penetration into the SSB channel also increased in the private client separately managed account category, as sales grew by more than 200% over the prior year first quarter.

                                 CORPORATE/OTHER
              1st Quarter Core Loss: $162 Million Versus Core Loss
                         of $136 Million in 1998 Period

      Corporate/Other includes net treasury results, corporate staff and similar expenses. The increased loss over the previous year principally reflects the absence of gains on dispositions of certain corporate assets recorded in the first quarter of 1998, partially offset by reduced staff expense.

                              INVESTMENT ACTIVITIES
    1st Quarter Core Income: $93 Million Versus $402 Million in 1998 Period

      Declines in earnings from Investment Activities for the first quarter reflect reduced LDC debt sales, lower proprietary investment gains and lower insurance portfolio gains. This segment's $70 billion investment portfolio consists mainly of fixed income securities with average quality ratings of A+/A1 and also includes proprietary equity investments. The company's insurance companies hold the majority of the portfolio. The fixed income securities held in the portfolio, including short-term investments, have an effective duration of 4.9 years.

                                SHARE REPURCHASE

      During the first quarter of 1999, Citigroup repurchased 18.9 million shares of its common stock for a total cost of $1.08 billion, to offset the dilution from the issuance of shares under incentive compensation plans. The weighted average common shares for basic earnings per share were 2,226.8 million in the quarter and for diluted earnings per share were 2,293.3 million.

                                      # # #

--------------------------------------------------------------------------------
Citigroup Segment Income                             First Quarter
                                                  ------------------        %
(In Millions of Dollars)                            1999      1998       Change
--------------------------------------------------------------------------------
Global Consumer

    Citibanking North America .................   $    75    $    25        200
    Mortgage Banking ..........................        60         50         20
    Cards .....................................       268        153         75
    Consumer Finance Services .................        81         59         37
                                                  ------------------
  Banking/Lending .............................       484        287         69
                                                  ------------------

    Travelers Life & Annuity ..................       147        122         20
    Primerica Financial Services ..............       110         95         16
    Personal Lines (A) ........................        83         82          1
                                                  ------------------
  Insurance ...................................       340        299         14
                                                  ------------------

                                                  ------------------
Total North America ...........................       824        586         41
                                                  ------------------

  Europe, Middle East, & Africa ...............        74         51         45
  Asia Pacific ................................       102         83         23
  Latin America ...............................        48         43         12
  Global Private Bank .........................        57         58         (2)
                                                  ------------------
Total International ...........................       281        235         20
                                                  ------------------

e-Citi ........................................       (36)       (30)        20
Other .........................................       (20)        (1)     1,900

                                                  ------------------
Total Global Consumer .........................     1,049        790         33
                                                  ------------------

Global Corporate and Investment Bank
Salomon Smith Barney ..........................       648        443         46
Emerging Markets ..............................       321        264         22
Global Relationship Banking ...................       197        158         25
Commercial Lines (A) ..........................       189        171         11

                                                  ------------------
Total Global Corporate and Investment Bank ....     1,355      1,036         31
                                                  ------------------

                                                  ------------------
SSB Citi Asset Management Group ...............        80         69         16
                                                  ------------------

Corporate/Other ...............................      (162)      (136)        19

                                                  ------------------
Business Income ...............................     2,322      1,759         32
                                                  ------------------

                                                  ------------------
Investment Activities .........................        93        402        (77)
                                                  ------------------

                                                  ------------------
Core Income ...................................     2,415      2,161         12
                                                  ------------------

Restructuring/Merger Items (B) ................        74         --         NM
Cumulative Effect of Accounting Changes (C) ...      (127)        --         NM

                                                  ------------------
Net Income ....................................   $ 2,362    $ 2,161          9
================================================================================

(A) In the aggregate, these represent Citigroup's share of Travelers Property Casualty Corp. results.

(B) Includes a credit for the reversal of the 1997 charge of $125 million and restructuring-related items of $51 million.

(C) Refers to adoption of Statement of Position "SOP" 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments" of ($135) million; adoption of SOP 98-7, "Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk" of $23 million; and the adoption of SOP 98-5, "Reporting on the Costs of Start-Up Activities" of ($15) million.

NM    Not meaningful.

--------------------------------------------------------------------------------

CITIGROUP -  QUARTERLY FINANCIAL DATA SUPPLEMENT

                                                                 citigroup[LOGO]

Citigroup provides a broad array of financial products and services to 100 million customers in 100 countries around the world.

--------------------------------------------------------------------------------


                                                                                                                      1Q 1999 vs.
(in millions, except per share amounts)                    1Q          2Q         3Q          4Q             1Q    1Q 1998 Increase/
                                                          1998        1998       1998        1998           1999       (Decrease)
                                                       ---------   ---------   ---------   ---------     --------- -----------------

Core Income                                            $   2,161   $   2,049   $     729   $   1,403     $   2,415        12%
Restructuring / Merger Items                                  --         191          --        (726)           74
Cumulative Effect of Accounting Changes                       --          --          --          --          (127)
                                                       ---------   ---------   ---------   ---------     ---------
Net Income                                             $   2,161   $   2,240   $     729   $     677     $   2,362         9%
                                                       =========   =========   =========   =========     =========

Basic Earnings Per Share:
Core Income                                            $    0.94   $    0.89   $    0.30   $    0.61     $    1.07        14%
                                                       =========   =========   =========   =========     =========
Net Income                                             $    0.94   $    0.97   $    0.30   $    0.28     $    1.04        11%
                                                       =========   =========   =========   =========     =========

Weighted average common shares
  applicable to Basic EPS                                2,243.3     2,244.0     2,248.3     2,233.4       2,226.8
                                                       =========   =========   =========   =========     =========

Preferred Dividends - Basic                            $      63   $      58   $      50   $      45     $      40
                                                       =========   =========   =========   =========     =========

Diluted Earnings Per Share:
Core Income                                            $    0.90   $    0.86   $    0.30   $    0.60     $    1.04        16%
                                                       =========   =========   =========   =========     =========
Net Income                                             $    0.90   $    0.94   $    0.30   $    0.28     $    1.01        12%
                                                       =========   =========   =========   =========     =========

Adjusted weighted average common shares
  applicable to Diluted EPS                              2,328.6     2,330.9     2,320.7     2,290.3       2,293.3
                                                       =========   =========   =========   =========     =========

Preferred Dividends - Diluted                          $      57   $      52   $      44   $      39     $      37
                                                       =========   =========   =========   =========     =========

Common Shares Outstanding, at period end                 2,280.8     2,280.5     2,275.5     2,258.0       2,253.5
                                                       =========   =========   =========   =========     =========

Tier 1 Capital Ratio                                        8.38%       8.46%       8.69%       8.68%         8.80%*
                                                       =========   =========   =========   =========     =========
Total Capital Ratio                                        10.97%      11.00%      11.28%      11.43%        11.50%*
                                                       =========   =========   =========   =========     =========
Leverage Ratio                                              5.67%       5.65%       5.73%       6.03%         6.20%*
                                                       =========   =========   =========   =========     =========

Total Assets, at period end (in billions)              $   738.8   $   750.8   $   701.3   $   668.6     $   689.5*
                                                       =========   =========   =========   =========     =========
Stockholders' Equity, at period end (in billions)      $    42.8   $    43.9   $    43.1   $    42.7     $    44.0*
                                                       =========   =========   =========   =========     =========
Stockholders' Equity and Trust Securities,
  at period end (in billions)                          $    46.4   $    47.7   $    46.9   $    47.0     $    48.9*
                                                       =========   =========   =========   =========     =========

Book Value Per Share, at period end                    $   17.45   $   18.06   $   17.92   $   17.89     $   18.57*
                                                       =========   =========   =========   =========     =========

Return on Common Equity (Net Income)                        22.0%       21.8%        6.6%        6.2%         23.0%*
                                                       =========   =========   =========   =========     =========
Return on Common Equity (Core Income)                       21.4%       19.4%        6.5%       13.0%         23.6%*
                                                       =========   =========   =========   =========     =========
Return on Common Equity (Core Income),
  excluding FAS 115                                         22.4%       20.2%        6.7%       13.4%         24.3%*
                                                       =========   =========   =========   =========     =========

* Preliminary

--------------------------------------------------------------------------------

CITIGROUP -- SEGMENT NET REVENUES
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                    1Q 1999 vs.
                                            1Q         2Q          3Q          4Q          1Q     1Q 1998 Increase/
                                           1998       1998        1998        1998        1999      (Decrease)
                                        --------    --------    --------    --------    --------  -----------------
Global Consumer:
Banking / Lending
  Citibanking North America             $    485    $    527    $    498    $    502    $    521           7%
  Mortgage Banking                           154         152         160         153         169          10%
  Cards                                    1,415       1,825       1,930       2,045       1,988          40%
  Consumer Finance Services                  309         326         342         361         376          22%
                                        --------    --------    --------    --------    --------
    Total Banking / Lending                2,363       2,830       2,930       3,061       3,054          29%

Insurance
  Travelers Life and Annuity                 704         773         719         833         771          10%
  Primerica Financial Services               400         420         413         421         432           8%
  Personal Lines                             868         899         924         975         983          13%
                                        --------    --------    --------    --------    --------
    Total Insurance                        1,972       2,092       2,056       2,229       2,186          11%

International
  Europe, Middle East and Africa             471         496         513         541         534          13%
  Asia Pacific                               423         457         460         512         519          23%
  Latin America                              354         370         431         445         466          32%
  Global Private Bank                        264         285         285         294         273           3%
                                        --------    --------    --------    --------    --------
    Total International                    1,512       1,608       1,689       1,792       1,792          19%

e-Citi                                        30          34          38          47          54          80%

Other                                         26          22          23          27          31          19%

                                        --------    --------    --------    --------    --------
    Total Global Consumer                  5,903       6,586       6,736       7,156       7,117          21%
                                        --------    --------    --------    --------    --------

Global Corporate and Investment Bank:
Salomon Smith Barney                       2,918       2,523         685       2,207       3,341          14%
Emerging Markets                             957         973         721         975       1,134          18%
Global Relationship Banking                  990       1,151         827         947       1,091          10%
Commercial Lines                           1,619       1,584       1,604       1,674       1,534          (5%)
                                        --------    --------    --------    --------    --------
    Total Global Corporate and
      Investment Bank                      6,484       6,231       3,837       5,803       7,100          10%
                                        --------    --------    --------    --------    --------

SSB Citi Asset Management Group              305         309         318         324         354          16%
                                        --------    --------    --------    --------    --------

Corporate / Other                            (53)        (71)        (63)         (6)        (71)         34%
                                        --------    --------    --------    --------    --------

================================================================================================
Total Business Revenues                   12,639      13,055      10,828      13,277      14,500          15%
================================================================================================

Investment Activities                        619         491         169          45         158         (74%)

================================================================================================
Total Adjusted Revenues                 $ 13,258    $ 13,546    $ 10,997    $ 13,322    $ 14,658          11%
================================================================================================

CITIGROUP -- SEGMENT CORE INCOME
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                1Q 1999 vs.
                                           1Q         2Q         3Q         4Q        1Q     1Q 1998 Increase/
                                          1998       1998       1998       1998      1999       (Decrease)
                                        -------    -------    -------    -------    -------  -----------------
Global Consumer:
Banking / Lending
  Citibanking North America             $    25    $    36    $    28    $    23    $    75        200%
  Mortgage Banking                           50         50         57         55         60         20%
  Cards                                     153        136        218        290        268         75%
  Consumer Finance Services                  59         60         72         73         81         37%
                                        -------    -------    -------    -------    -------
    Total Banking / Lending                 287        282        375        441        484         69%

Insurance
  Travelers Life and Annuity                122        132        125        124        147         20%
  Primerica Financial Services               95        103         99        103        110         16%
  Personal Lines                             82         81         68         88         83          1%
                                        -------    -------    -------    -------    -------
    Total Insurance                         299        316        292        315        340         14%

International
  Europe, Middle East and Africa             51         56         69         61         74         45%
  Asia Pacific                               83         86        101        117        102         23%
  Latin America                              43         37         42         38         48         12%
  Global Private Bank                        58         64         65         61         57         (2%)
                                        -------    -------    -------    -------    -------
    Total International                     235        243        277        277        281         20%

e-Citi                                      (30)       (37)       (33)       (43)       (36)        20%

Other                                        (1)       (12)       (28)       (45)       (20)      1900%

                                        -------    -------    -------    -------    -------
    Total Global Consumer                   790        792        883        945      1,049         33%
                                        -------    -------    -------    -------    -------

Global Corporate and Investment Bank:
Salomon Smith Barney                        443        348       (396)        13        648         46%
Emerging Markets                            264        245          8        234        321         22%
Global Relationship Banking                 158        238         (8)       102        197         25%
Commercial Lines                            171        174        177        201        189         11%

                                        -------    -------    -------    -------    -------
    Total Global Corporate and
      Investment Bank                     1,036      1,005       (219)       550      1,355         31%
                                        -------    -------    -------    -------    -------

SSB Citi Asset Management Group              69         69         68         51         80         16%
                                        -------    -------    -------    -------    -------

Corporate / Other                          (136)      (133)      (103)      (158)      (162)        19%
                                        -------    -------    -------    -------    -------

===========================================================================================
Total Business Income                     1,759      1,733        629      1,388      2,322         32%
===========================================================================================

Investment Activities                       402        316        100         15         93        (77%)

===========================================================================================
Total Core Income                       $ 2,161    $ 2,049    $   729    $ 1,403    $ 2,415         12%
===========================================================================================

GLOBAL CONSUMER - Banking/Lending
CITIBANKING NORTH AMERICA
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                          1Q 1999 vs.
                                               1Q         2Q           3Q          4Q          1Q      1Q 1998 Increase/
                                              1998       1998         1998        1998        1999         (Decrease)
                                             -----       -----       -----       -----       -----     -----------------
Revenues                                     $ 485       $ 527       $ 498       $ 502       $ 521             7%
Adjusted Operating Expense                     408         433         413         431         363           (11%)
Provision for Loan Losses                       31          30          28          29          27           (13%)
                                             -----       -----       -----       -----       -----
Core Income Before Taxes                        46          64          57          42         131           185%
Income Taxes                                    21          28          29          19          56           167%
                                             -----       -----       -----       -----       -----
Core Income                                  $  25       $  36       $  28       $  23       $  75           200%
                                             =====       =====       =====       =====       =====

Average Assets (in billions of dollars)      $  10       $  10       $  10       $  10       $  10            --
                                             =====       =====       =====       =====       =====
Return on Assets                              1.01%       1.44%       1.11%       0.91%       3.04%
                                             =====       =====       =====       =====       =====

Average Loans (in billions of dollars)       $ 8.4       $ 8.3       $ 8.3       $ 8.2       $ 8.1            (4%)
Average Customer Deposits
  (in billions of dollars)                   $38.9       $39.4       $39.7       $40.4       $41.6             7%
Accounts (In millions)                         5.9         6.0         6.1         6.2         6.3             5%

Net Credit Loss Ratio                         1.51%       1.44%       1.38%       1.55%       1.35%

Loans 90+Days Past Due:
  In millions of dollars                     $ 129       $ 119       $ 117       $  87       $ 107
  %                                           1.51%       1.39%       1.28%       1.04%       1.33%

GLOBAL CONSUMER - Banking/Lending
MORTGAGE BANKING
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                        1Q 1999 vs.
                                               1Q         2Q         3Q          4Q          1Q      1Q 1998 Increase/
                                              1998       1998       1998        1998        1999         (Decrease)
                                             -----       -----     -----       -----       -----     -----------------
Revenues                                     $ 154      $ 152      $ 160       $ 153       $ 169            10%
Adjusted Operating Expense                      59         61         62          60          59            --
Provision for Loan Losses                       13          9          3          (5)          3           (77%)
                                             -----      -----      -----       -----       -----
Core Income Before Taxes                        82         82         95          98         107            30%
Income Taxes                                    32         32         38          38          42            31%
Minority Interest, Net of Tax                   --         --         --           5           5            NM
                                             -----      -----      -----       -----       -----
Core Income                                  $  50       $ 50       $ 57        $ 55        $ 60            20%
                                             =====      =====      =====       =====       =====

Average Assets (in billions of dollars)      $  25       $ 25       $ 25        $ 26        $ 28            12%
                                             =====      =====      =====       =====       =====
Return on Assets                              0.81%      0.80%      0.90%       0.84%       0.87%
                                             =====      =====      =====       =====       =====

Accounts (in millions) (1)                     2.5        2.5        2.7         2.8         2.8            12%
Average Loans (in billions of
  dollars) (1), (2)                          $23.5      $23.7      $24.0       $24.6       $26.6            13%
Mortgage Originations (in billions
  of dollars)                                $ 2.9      $ 4.0      $ 4.2       $ 5.0       $ 3.8            31%

Net Credit Loss Ratio                         0.42%      0.33%      0.29%       0.27%       0.20%

Loans 90+ Days Past Due:                     $ 688      $ 634      $ 623       $ 625       $ 610
  In millions of dollars                      2.91%      2.67%      2.69%       2.44%       2.29%
  %

(1)   Includes Student Loans.
(2)   Includes loans held for sale.

NM    Not meaningful

GLOBAL CONSUMER - Banking/Lending
CARDS (1)
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                1Q 1999 vs.
                                          1Q         2Q         3Q         4Q        1Q     1Q 1998 Increase/
                                         1998       1998       1998       1998      1999       (Decrease)
                                       -------    -------    -------    -------    -------  ------------------
Adjusted Revenues                      $ 1,415    $ 1,825    $ 1,930    $ 2,045    $ 1,988         40%
Adjusted Operating Expense                 451        721        737        776        748         66%
Provision for Loan Losses (2)              717        885        846        805        816         14%
                                       -------    -------    -------    -------    -------
Core Income Before Taxes                   247        219        347        464        424         72%
Income Taxes                                94         83        129        174        156         66%
                                       -------    -------    -------    -------    -------
Core Income                            $   153    $   136    $   218    $   290    $   268         75%
                                       =======    =======    =======    =======    =======

Average Assets (in billions
  of dollars)                          $    23    $    30    $    28    $    31    $    30         30%
                                       =======    =======    =======    =======    =======
Return on Assets                          2.70%      1.82%      3.09%      3.71%      3.62%
                                       =======    =======    =======    =======    =======

U.S. BANKCARDS DATA (3):
(in billions of dollars)

End of Period Managed Receivables      $  46.8    $  62.0    $  63.8    $  69.6    $  69.4         48%
Total Accounts (in millions)              25.6       39.4       39.7       40.5       41.4         62%
Charge Volume                          $  25.3    $  35.4    $  37.7    $  42.2    $  36.8         45%

End of Period Loans:
  On Balance Sheet                     $  16.5    $  17.3    $  19.8    $  21.9    $  19.4         18%
  Securitized                             27.8       41.5       40.6       44.3       46.7         68%
  Held for Sale                            2.0        2.5        2.6        2.9        2.9         45%
                                       -------    -------    -------    -------    -------
    Total                              $  46.3    $  61.3    $  63.0    $  69.1    $  69.0         49%
                                       =======    =======    =======    =======    =======

Average Loans:
  On Balance Sheet                     $  17.3    $  21.0    $  19.3    $  20.9    $  20.2         17%
  Securitized                             27.6       37.0       40.2       41.5       44.3         61%
  Held for Sale                            2.0        2.5        2.5        2.7        2.9         45%
                                       -------    -------    -------    -------    -------
    Total                              $  46.9    $  60.5    $  62.0    $  65.1    $  67.4         44%
                                       =======    =======    =======    =======    =======

Write-offs (in millions of dollars):
  On Balance Sheet                     $   214    $   271    $   229    $   222    $   196         (8%)
  Securitized                              431        544        542        536        556         29%
  Held for Sale                             31         37         34         32         32          3%
                                       -------    -------    -------    -------    -------
    Total                              $   676    $   852    $   805    $   790    $   784         16%
                                       =======    =======    =======    =======    =======

Coincident Net Credit Loss Rate           5.85%      5.65%      5.15%      4.82%      4.72%

12 Month Lagged Net Credit Loss
  Rate (ex-UCS)                           5.98%      5.92%      5.43%      5.30%      5.34%

90+ Days Past Due:
  In millions of dollars               $   855    $   956    $   939    $ 1,001    $ 1,007
  %                                       1.85%      1.56%      1.49%      1.45%      1.46%

(1) Includes U.S. Bankcards, Diners Club and Travelers Bank. The acquisition of the Universal Card (UCS) was completed in the 1998 second quarter.
(2)   On a managed basis.
(3)   Includes U.S. Bankcards and Travelers Bank.

GLOBAL CONSUMER - Banking/Lending
CONSUMER FINANCE SERVICES
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                                     1Q 1999 vs.
                                              1Q             2Q             3Q             4Q            1Q       1Q 1998 Increase/
                                             1998           1998           1998           1998          1999         (Decrease)
                                          ---------      ---------      ---------      ---------      ---------   -----------------
NET REVENUES *                            $     309      $     326      $     342      $     361      $     376          22%

CORE INCOME                               $      59      $      60      $      72      $      73      $      81          37%

Net receivables:
  Real estate-secured loans (1)           $ 5,324.7      $ 5,673.4      $ 6,084.8      $ 6,659.5      $ 7,179.5          35%
  Personal loans (2)                        3,868.9        4,007.4        4,134.3        4,275.2        4,647.2          20%
  Sales finance and other                     866.3          893.7          936.4          990.8        1,033.8          19%
                                          ---------      ---------      ---------      ---------      ---------
    Consumer finance receivables,
      net of unearned finance charges      10,059.9       10,574.5       11,155.5       11,925.5       12,860.5          28%
  Accrued interest receivable                  75.8           79.1           87.3           99.2           99.3          31%
  Allowance for credit losses                (294.6)        (317.3)        (334.4)        (369.7)        (388.7)         32%
                                          ---------      ---------      ---------      ---------      ---------
    Consumer finance receivables, net     $ 9,841.1      $10,336.3      $10,908.4      $11,655.0      $12,571.1          28%
                                          =========      =========      =========      =========      =========

Number of offices                             1,023          1,005            993            980          1,143          12%

Average yield                                 14.91%         14.94%         14.93%         14.74%         14.38%
Average net interest margin                    8.35%          8.43%          8.48%          8.57%          8.45%
Charge-off rate                                2.93%          2.78%          2.61%          2.67%          2.38%
60+ days past due as % of receivables          1.82%          1.74%          1.85%          1.90%          1.78%
Reserves as % of net receivables               2.93%          3.00%          3.00%          3.10%          3.02%

(1) Includes fully secured
    $.M.A.R.T. receivables, as follows:   $ 2,052.8      $ 2,272.8      $ 2,432.1      $ 2,604.6      $ 2,817.6          37%

(2) Includes $.A.F.E. and partially
    secured $.M.A.R.T. receivables,
    as follows:                           $   359.8      $   351.3      $   345.0      $   345.6      $   337.9          (6%)

*     Revenues (excluding realized gains), net of interest expense.

GLOBAL CONSUMER - Insurance
TRAVELERS LIFE AND ANNUITY - Page 1*
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                              1Q 1999 vs.
                                           1Q            2Q           3Q            4Q             1Q      1Q 1998 Increase/
                                          1998          1998         1998          1998           1999        (Decrease)
                                      -----------   -----------   -----------   -----------   -----------  -----------------
NET REVENUES**                        $       704   $       773   $       719   $       833   $       771         10%

CORE INCOME                           $       122   $       132   $       125   $       124   $       147         20%

Pre-tax contribution by source:
Deferred and payout annuities         $      87.3   $      89.2   $      82.1   $      87.9   $     113.4         30%
Group annuities                              31.5          28.3          36.4          24.1          37.3         18%
Life and long term care insurance            37.9          39.3          34.6          42.6          40.2          6%
Other (includes run-off and return
  on excess capital)                         24.1          37.6          37.6          33.1          30.2         25%
                                      -----------   -----------   -----------   -----------   -----------
    Total                             $     180.8   $     194.4   $     190.7   $     187.7   $     221.1         22%
                                      ===========   ===========   ===========   ===========   ===========

Deferred annuities:
Number of annuities in force (000):
  Fixed                                     415.3         408.4         402.6         399.8         392.4         (6%)
  Variable                                  430.7         463.8         496.2         529.6         560.8         30%
                                      -----------   -----------   -----------   -----------   -----------
    Total                                   846.0         872.2         898.8         929.4         953.2         13%
                                      ===========   ===========   ===========   ===========   ===========
Number of annuities issued (000):
  Fixed                                       5.5           4.8           3.7           4.0           3.9        (29%)
  Variable                                   42.3          42.6          41.4          43.0          47.2         12%
                                      -----------   -----------   -----------   -----------   -----------
    Total                                    47.8          47.4          45.1          47.0          51.1          7%
                                      ===========   ===========   ===========   ===========   ===========
Net written premiums & deposits:
  Fixed                               $     264.7   $     215.6   $     217.4   $     210.4   $     194.2        (27%)
  Variable                                  646.9         679.8         757.5         808.0         975.7         51%
                                      -----------   -----------   -----------   -----------   -----------
    Total                             $     911.6   $     895.4   $     974.9   $   1,018.4   $   1,169.9         28%
                                      ===========   ===========   ===========   ===========   ===========
Policyholder account balances &
  benefit reserves: (1)
  Fixed                               $   7,890.1   $   7,863.4   $   7,877.1   $   7,915.1   $   7,839.3         (1%)
  Variable                               10,401.2      11,148.5      10,601.1      12,951.4      14,172.9         36%
                                      -----------   -----------   -----------   -----------   -----------
    Total                             $  18,291.3   $  19,011.9   $  18,478.2   $  20,866.5   $  22,012.2         20%
                                      ===========   ===========   ===========   ===========   ===========

Payout annuities:
Net written premiums & deposits       $      81.0   $     106.8   $      76.1   $     165.1   $      88.0          9%
Policyholder account balances
  & benefit reserves                  $   4,558.1   $   4,602.2   $   4,626.9   $   4,743.6   $   4,774.7          5%

GIC and other annuities:
Net written premiums & deposits (2)   $     778.9   $     921.6   $   1,005.4   $     983.7   $   1,792.1        130%
Policyholder account balances &
  benefit reserves: (1)
  Guaranteed investment contracts     $   2,633.2   $   3,018.1   $   3,748.2   $   4,170.7   $   4,912.2         87%
  Other group annuities                   5,040.1       5,052.9       4,962.6       4,929.6       4,854.2         (4%)
                                      -----------   -----------   -----------   -----------   -----------
    Total                             $   7,673.3   $   8,071.0   $   8,710.8   $   9,100.3   $   9,766.4         27%
                                      ===========   ===========   ===========   ===========   ===========

(1)   Includes general account, separate accounts and managed funds.
(2) Excludes deposits of $13.0, $197.0, $14.0 and $33.3 in the 1998 first, second, third and fourth quarters, respectively, and $23.2 in the 1999 first quarter, related to Travelers plans previously managed externally.

*     Prior periods have been restated to include Citicorp Insurance Group.
**    Revenues (excluding realized gains), net of interest expense.

GLOBAL CONSUMER - Insurance
TRAVELERS LIFE AND ANNUITY - Page 2*
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                                      1Q 1999 vs.
                                                1Q             2Q             3Q            4Q           1Q        1Q 1998 Increase/
                                               1998           1998           1998          1998         1999          (Decrease)
                                            ----------     ----------     ----------    ----------    ----------   -----------------
Individual life insurance:
Life insurance in force (in billions,
  face amt.):
  Term                                      $     30.6     $     30.9     $     31.4    $     32.1    $     32.8          7%
  Permanent (universal and whole life)            21.8           22.3           22.8          23.3          23.8          9%
                                            ----------     ----------     ----------    ----------    ----------
    Total                                   $     52.4     $     53.2     $     54.2    $     55.4    $     56.6          8%
                                            ==========     ==========     ==========    ==========    ==========

Number of life policies in force (000)           525.2          522.9          520.0         518.1         515.8         (2%)

Life insurance issued (in billions,
  face amt.)                                $      2.0     $      2.1     $      2.2    $      2.6    $      2.5         25%
Number of life policies issued (000)               7.1            7.9            6.8           7.4           7.4          4%

Net written premiums and deposits:
  Direct periodic premiums and deposits     $     76.2     $     78.2     $     77.9    $     89.2    $     84.5         11%
  Single premium deposits                         23.8           20.5           17.1          23.7          16.2        (32%)
  Reinsurance                                    (14.8)         (16.0)         (16.5)        (18.7)        (16.8)        14%
                                            ----------     ----------     ----------    ----------    ----------
    Total                                   $     85.2     $     82.7     $     78.5    $     94.2    $     83.9         (2%)
                                            ==========     ==========     ==========    ==========    ==========

Policyholder account balances
  & benefit reserves                        $  2,327.1     $  2,360.0     $  2,366.9    $  2,436.1    $  2,468.3          6%

Individual long term care insurance:
Number of policies in force (000)                107.7          113.6          118.5         122.2         125.9         17%
Net earned premiums                         $     45.6     $     48.7     $     51.8    $     53.7    $     55.2         21%
Net written premiums                        $     44.5     $     53.7     $     53.3    $     61.5    $     52.5         18%

All businesses:
Net investment income                       $    483.3     $    498.8     $    476.5    $    510.3    $    532.9         10%
Interest credited to contractholders        $    215.3     $    210.6     $    220.7    $    231.1    $    232.4          8%

Statutory data:
Travelers Insurance Company
  Statutory capital and surplus             $  4,142.6     $  4,370.3     $  4,230.5    $  4,951.1    $  4,953.1         20%
  Surplus to liabilities ratio                    19.4%          20.0%          18.2%         20.4%         19.8%

*     Prior periods have been restated to include Citicorp Insurance Group.

GLOBAL CONSUMER - Insurance
PRIMERICA FINANCIAL SERVICES
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                           1Q 1999 vs.
                                             1Q           2Q           3Q           4Q           1Q     1Q 1998 Increase/
                                            1998         1998         1998         1998         1999       (Decrease)
                                         ----------   ----------   ----------   ----------   ---------- -----------------
NET REVENUES*                            $      400   $      420   $      413   $      421   $      432         8%

CORE INCOME (1)
  Life insurance                         $       75   $       80   $       77   $       75   $       86        15%
  Other financial products                       20           23           22           28           24        20%
                                         ----------   ----------   ----------   ----------   ----------
    Total core business income           $       95   $      103   $       99   $      103   $      110        16%
                                         ==========   ==========   ==========   ==========   ==========

Face value (in billions) of:
  Life insurance issued                  $     13.0   $     15.8   $     14.2   $     14.4   $     13.6         5%
  Life insurance in force                $    372.5   $    377.5   $    380.6   $    383.7   $    386.3         4%

Number of life policies issued (000)           51.1         61.2         55.6         55.7         51.6         1%
Number of life policies in force (000)      2,141.6      2,151.1      2,153.1      2,151.8      2,147.1        --

Annualized issued premiums               $     40.8   $     48.7   $     45.0   $     44.8   $     42.4         4%
Direct premiums                          $    306.2   $    312.3   $    311.6   $    313.7   $    315.2         3%
Earned premiums:
  PFS Individual term life               $    244.7   $    248.8   $    246.1   $    247.3   $    251.6         3%
  Other                                        15.5         17.1         15.1         22.6         15.5        --
                                         ----------   ----------   ----------   ----------   ----------
    Total                                $    260.2   $    265.9   $    261.2   $    269.9   $    267.1         3%
                                         ==========   ==========   ==========   ==========   ==========

Mutual fund sales at NAV:
  Salomon Smith Barney Asset
    Management funds                     $    335.6   $    400.7   $    383.9   $    341.4   $    407.7        21%
  Other funds                                 228.8        308.6        249.8        197.3        233.5         2%
                                         ----------   ----------   ----------   ----------   ----------
    Total U.S. mutual fund sales              564.4        709.3        633.7        538.7        641.2        14%
  Mutual fund sales - Canada                  204.3        123.9         91.3         76.5        143.2       (30%)
                                         ----------   ----------   ----------   ----------   ----------
    Total mutual fund sales              $    768.7   $    833.2   $    725.0   $    615.2   $    784.4         2%
                                         ==========   ==========   ==========   ==========   ==========

Cash advanced on $.M.A.R.T. and
  $.A.F.E. loans (2)                     $    316.6   $    410.6   $    347.4   $    386.5   $    419.2        32%

Variable annuity net written premiums
  and deposits                           $    126.3   $    175.2   $    171.9   $    178.6   $    223.4        77%

SECURE net written premiums (3)          $     38.0   $     55.8   $     60.8   $     58.7   $     57.2        51%

Agents licensed for:
  Life insurance                             76,835       77,274       79,081       80,725       79,738         4%
  Mutual funds                               28,475       28,864       29,176       26,517       27,129        (5%)
  $.M.A.R.T./$.A.F.E. loans                  96,188       96,422      117,704      129,310      129,556        35%
  Variable annuities                         12,924       13,169       11,839       13,434       13,816         7%
  Home & auto insurance                      10,051       11,123       12,683       14,083       15,102        50%

Financial Needs Analyses submitted          140,617      130,549      132,771      131,080      142,451         1%

(1) The 1998 fourth quarter reflects a one time $4.5 million reclass of income from life insurance to other financial products as a result of bank holding company requirements.
(2) The $.M.A.R.T. and $.A.F.E. loan products are marketed by PFS; the receivables are reflected in the assets of Consumer Finance Services.
(3) The SECURE property casualty insurance products are marketed by PFS; the premiums are reflected in the operating earnings of Travelers Property Casualty Corp.

*     Revenues (excluding realized gains), net of interest expense.

GLOBAL CONSUMER - Insurance
TRAVELERS PROPERTY CASUALTY - PERSONAL LINES
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                       1Q 1999 vs.
                                             1Q         2Q          3Q          4Q          1Q       1Q 1998 Increase/
                                            1998       1998        1998        1998        1999        (Decrease)
                                         --------    --------    --------    --------    --------    -----------------
NET REVENUES*                            $    868    $    899    $    924    $    975    $    983         13%

CORE INCOME                              $     82    $     81    $     68    $     88    $     83          1%

Net written premiums by
  product line: (1)
Auto                                     $  555.7    $  578.3    $  590.8    $  603.0    $  619.6         11%
Homeowners and other                        250.3       295.6       317.9       298.5       363.8         45%
                                         --------    --------    --------    --------    --------
  Total net written premiums             $  806.0    $  873.9    $  908.7    $  901.5    $  983.4         22%
                                         ========    ========    ========    ========    ========

Net written premiums by
  distribution channel: (1)
Independent agents                       $  682.5    $  718.0    $  731.8    $  720.3    $  791.6         16%
Affinity group marketing                     53.4        61.0        72.9        76.9        83.0         55%
SECURE                                       38.0        55.8        60.8        58.7        57.2         51%
Joint marketing arrangements                 32.1        39.1        43.2        45.6        51.6         61%
                                         --------    --------    --------    --------    --------
  Total net written premiums             $  806.0    $  873.9    $  908.7    $  901.5    $  983.4         22%
                                         ========    ========    ========    ========    ========

Statutory ratio development:
Earned premiums                          $  770.8    $  802.5    $  835.7    $  862.4    $  892.1         16%

Losses and loss adjustment expenses         502.7       523.5       580.9       574.1       594.3         18%
Other underwriting expenses                 226.0       242.1       243.5       238.8       269.8         19%
                                         --------    --------    --------    --------    --------
  Total deductions                          728.7       765.6       824.4       812.9       864.1         19%
                                         --------    --------    --------    --------    --------

Statutory underwriting gain              $   42.1    $   36.9    $   11.3    $   49.5    $   28.0        (33%)
                                         ========    ========    ========    ========    ========

Statutory combined ratio: (1)
Loss and loss adjustment expense ratio       65.2%       65.2%       69.5%       66.6%       66.6%
Other underwriting expense ratio             28.0%       27.7%       26.8%       26.5%       27.4%
                                         --------    --------    --------    --------    --------
  Combined ratio                             93.2%       92.9%       96.3%       93.1%       94.0%
                                         ========    ========    ========    ========    ========

Net investment income (pre-tax)          $   95.4    $   94.8    $   88.6    $  109.6    $   90.4         (5%)
Effective tax rate on net
  investment income                          29.4%       28.5%       27.4%       28.7%       27.2%
Catastrophe losses, net of
  reinsurance (after-tax)                $    8.6    $   13.1    $   21.8    $     --    $    8.1         (6%)

(1) The 1999 first quarter net written premiums include an adjustment associated with a reinsurance transaction, which increased homeowners premiums written by independent agents by $71.7 million. Excluding this transaction, the loss and loss adjustment expense ratio, other underwriting expense ratio, and combined ratio for the 1999 first quarter were 66.6%, 26.6% and 93.2%, respectively.

*     Revenues (excluding realized gains), net of interest expense.

GLOBAL CONSUMER - International
EUROPE, MIDDLE EAST AND AFRICA
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                             1Q 1999 vs.
                                            1Q        2Q        3Q        4Q        1Q    1Q 1998 Increase/
                                           1998      1998      1998      1998      1999      (Decrease)
                                          -----     -----     -----     -----     -----   -----------------
Revenues                                  $ 471     $ 496     $ 513     $ 541     $ 534          13%
Adjusted Operating Expense                  318       337       328       358       338           6%
Provision for Loan Losses                    70        67        72        83        78          11%
                                          -----     -----     -----     -----     -----
Core Income Before Taxes                     83        92       113       100       118          42%
Income Taxes                                 32        36        44        39        44          38%
                                          -----     -----     -----     -----     -----
Core Income                               $  51     $  56     $  69     $  61     $  74          45%
                                          =====     =====     =====     =====     =====

Average Assets (in billions of dollars)   $  21     $  21     $  21     $  22     $  21          --
                                          =====     =====     =====     =====     =====
Return on Assets                           0.98%     1.07%     1.30%     1.10%     1.43%
                                          =====     =====     =====     =====     =====

Average Loans (in billions of dollars)    $15.0     $15.4     $16.0     $16.9     $16.3           9%
Average Customer Deposits (in
  billions of dollars)                    $16.5     $16.5     $16.6     $17.3     $16.8           2%
Accounts (in millions)                      9.0       9.2       9.3       9.5       9.6           7%

Net Credit Loss Ratio                      1.78%     1.71%     1.64%     1.71%     1.81%

Loans 90+ Days Past Due:
  In millions of dollars                  $ 873     $ 887     $ 938     $ 937     $ 878
  %                                        5.88%     5.80%     5.57%     5.49%     5.45%

GLOBAL CONSUMER - International
ASIA PACIFIC
(In millions of dollars)

                                                                                             1Q 1999 vs.
                                            1Q        2Q        3Q        4Q        1Q    1Q 1998 Increase/
                                           1998      1998      1998      1998      1999      (Decrease)
                                          -----     -----     -----     -----     -----   -----------------
Revenues                                  $ 423     $ 457     $ 460     $ 512     $ 519         23%
Adjusted Operating Expense                  237       253       232       248       267         13%
Provision for Loan Losses                    50        64        63        74        88         76%
                                          -----     -----     -----     -----     -----
Core Income Before Taxes                    136       140       165       190       164         21%
Income Taxes                                 53        54        64        73        62         17%
                                          -----     -----     -----     -----     -----
Core Income                               $  83     $  86     $ 101     $ 117     $ 102         23%
                                          =====     =====     =====     =====     =====

Average Assets (in billions
  of dollars)                             $  27     $  28     $  28     $  29     $  29          7%
                                          =====     =====     =====     =====     =====
Return on Assets                           1.25%     1.23%     1.43%     1.60%     1.43%
                                          =====     =====     =====     =====     =====

Average Loans (in billions
  of dollars)                             $19.5     $19.7     $20.1     $21.6     $22.1         13%
Average Customer Deposits (in
  billions of dollars)                    $33.2     $34.9     $36.8     $39.6     $40.2         21%
Accounts (in millions)                      6.4       6.6       7.1       7.4       8.0         25%

Net Credit Loss Ratio                      0.92%     1.17%     1.12%     1.24%     1.43%

Loans 90+ Days Past Due:
  In millions of dollars                  $ 316     $ 324     $ 384     $ 498     $ 513
  %                                        1.57%     1.64%     1.87%     2.28%     2.31%

GLOBAL CONSUMER - International
LATIN AMERICA
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                             1Q 1999 vs.
                                            1Q        2Q        3Q        4Q        1Q    1Q 1998 Increase/
                                           1998      1998      1998      1998      1999      (Decrease)
                                          -----     -----     -----     -----     -----   -----------------
Revenues                                  $ 354     $ 370     $ 431     $ 445     $ 466           32%
Adjusted Operating Expense                  233       248       287       301       292           25%
Provision for Loan Losses                    49        61        74        81       101          106%
                                          -----     -----     -----     -----     -----
Core Income Before Taxes                     72        61        70        63        73            1%
Income Taxes                                 29        24        28        25        25          (14%)
                                          -----     -----     -----     -----     -----
Core Income                               $  43     $  37     $  42     $  38     $  48           12%
                                          =====     =====     =====     =====     =====

Average Assets (in billions
  of dollars)                             $   9     $  10     $  13     $  14     $  14           56%
                                          =====     =====     =====     =====     =====
Return on Assets                           1.94%     1.48%     1.28%     1.08%     1.39%
                                          =====     =====     =====     =====     =====

Average Loans (in billions
  of dollars)                             $ 7.5     $ 7.9     $ 8.0     $ 7.9     $ 7.8            4%
Average Customer Deposits (in
  billions of dollars)                    $ 8.9     $ 9.3     $10.7     $11.8     $12.7           43%
Accounts (in millions)                      5.1       5.5       6.6       6.7       6.8           33%

Net Credit Loss Ratio                      2.45%     2.88%     3.48%     3.39%     4.74%

Loans 90+ Days Past Due:
  In millions of dollars                  $ 183     $ 209     $ 243     $ 288     $ 292
  %                                        2.38%     2.61%     3.05%     3.60%     3.75%

GLOBAL CONSUMER - International
GLOBAL PRIVATE BANK
(In millions of dollars)

                                                                                             1Q 1999 vs.
                                            1Q        2Q        3Q        4Q        1Q    1Q 1998 Increase/
                                           1998      1998      1998      1998      1999      (Decrease)
                                          -----     -----     -----     -----     -----   -----------------
Revenues                                  $ 264     $ 285     $ 285     $ 294     $ 273             3%
Adjusted Operating Expense                  176       179       179       184       174            (1%)
Provision for Loan Losses                    (7)       --         1        11         8           214%
                                          -----     -----     -----     -----     -----
Core Income Before Taxes                     95       106       105        99        91            (4%)
Income Taxes                                 37        42        40        38        34            (8%)
                                          -----     -----     -----     -----     -----
Core Income                               $  58     $  64     $  65     $  61     $  57            (2%)
                                          =====     =====     =====     =====     =====

Average Assets (in billions
  of dollars)                             $  16     $  16     $  17     $  18     $  18            13%
                                          =====     =====     =====     =====     =====
Return on Assets                           1.47%     1.60%     1.52%     1.34%     1.28%
                                          =====     =====     =====     =====     =====

GLOBAL CONSUMER
e-CITI (1)
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                         1Q 1999 vs.
                                 1Q         2Q         3Q          4Q         1Q      1Q 1998 Increase/
                                1998       1998       1998        1998       1999        (Decrease)
                                ----       ----       -----       -----      -----    ------------------
Revenues                        $ 30       $ 34       $ 38       $  47       $  54           80%
Adjusted Operating Expense        78         94         91         118         113           45%
Provision for Loan Losses          1          1         --           1           1           --
                                ----       ----       -----       -----      -----
Business Loss Before Taxes       (49)       (61)       (53)        (72)        (60)          22%
Income Tax Benefit               (19)       (24)       (20)        (29)        (24)          26%
                                ----       ----       -----       -----      -----
Business Loss                   $(30)      $(37)      $(33)      $ (43)      $ (36)          20%
                                ====       ====       =====       =====      =====

(1)   Includes development of electronic banking initiatives.

GLOBAL CONSUMER
OTHER (1)
(In millions of dollars)

                                                                                         1Q 1999 vs.
                                 1Q         2Q         3Q          4Q         1Q      1Q 1998 Increase/
                                1998       1998       1998        1998       1999        (Decrease)
                                ----       ----       -----       -----      -----    ------------------
Revenues                        $ 26       $ 22       $ 23       $ 27       $ 31               19%
Operating Expense                 30         44         72         97         63              110%
                                ----       ----       ----       ----       ----
Business Loss Before Taxes        (4)       (22)       (49)       (70)       (32)             700%
Income Tax Benefit                (3)       (10)       (21)       (25)       (12)             300%
                                ----       ----       ----       ----       ----
Business Loss                   $ (1)      $(12)      $(28)      $(45)      $(20)            1900%
                                ====       ====       ====       ====       ====

(1)   Includes unallocated marketing and staff expenses.

GLOBAL CORPORATE AND INVESTMENT BANK
SALOMON SMITH BARNEY - Page 1
(In millions of dollars)
(Excluding Asset Management division)

                                                                 citigroup[LOGO]

                                                                                                                       1Q 1999 vs.
                                                     1Q           2Q           3Q             4Q           1Q      1Q 1998 Increase/
                                                    1998         1998         1998           1998         1999          (Decrease)
                                                   -------      -------      -------        -------      -------   -----------------
Revenues:
  Commissions                                      $   793      $   781      $   794        $   835      $   900           13%
  Asset management and administration fees             300          344          350            331          377           26%
  Investment banking                                   616          633          514            518          655            6%
  Principal transactions                               779          315       (1,332)           123          974           25%
  Other income                                          28           44           28             79           65          132%
                                                   -------      -------      -------        -------      -------
    Total non-interest revenues                      2,516        2,117          354          1,886        2,971           18%
                                                   -------      -------      -------        -------      -------
  Interest and dividends                             3,316        3,466        3,336          2,775        2,611          (21%)
  Interest expense                                   2,914        3,060        3,005          2,454        2,241          (23%)
                                                   -------      -------      -------        -------      -------
    Net interest and dividends                         402          406          331            321          370           (8%)
                                                   -------      -------      -------        -------      -------
     Total revenues, net of interest expense         2,918        2,523          685          2,207        3,341           14%
                                                   -------      -------      -------        -------      -------
Non-interest expenses:
  Compensation and benefits                          1,682        1,501          876          1,619        1,794            7%
  Communications                                       115          113          116            123          117            2%
  Occupancy and equipment                              101          102          101            110          106            5%
  Floor brokerage and other production                 112          108          111            122          107           (4%)
  Other operating and administrative expenses          197          157          122            214          214            9%
                                                   -------      -------      -------        -------      -------
     Total noninterest expenses                      2,207        1,981        1,326          2,188        2,338            6%
                                                   -------      -------      -------        -------      -------
Core Income before income taxes                        711          542         (641)            19        1,003           41%
Provision for income taxes                             268          194         (245)             6          355           32%
                                                   -------      -------      -------        -------      -------
   Core Income                                     $   443      $   348      $  (396)       $    13      $   648           46%
                                                   =======      =======      =======        =======      =======

Total equity  (in billions) (1)                    $   8.9      $   9.3      $   8.7        $   8.9      $   9.6*           8%
Return on equity (1)                                  23.1%        18.2%       (14.5%)          3.4%        31.4%
Pre-tax profit margin                                 24.4%        21.5%       (93.6%)          0.9%        30.0%
Non-compensation expenses as a percent of
   net revenues                                       18.0%        19.0%        65.7%          25.8%        16.3%

(1) Total equity and return on equity (core income) for Salomon Smith Barney in total (includes Salomon Smith Barney Asset Management).

*     Preliminary.

GLOBAL CORPORATE AND INVESTMENT BANK
SALOMON SMITH BARNEY - Page 2
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                                      1Q 1999 vs.
                                                       1Q           2Q           3Q           4Q           1Q      1Q 1998 Increase/
                                                      1998         1998         1998         1998         1999        (Decrease)
                                                   ---------    ---------    ---------    ---------    ---------   -----------------
Client Assets (in billions of dollars)
Assets under fee-based management:
  Financial Consultant (FC) managed accounts       $    13.3    $    14.3    $    13.8    $    16.5    $    18.6          40%
  Consulting Group externally managed assets            67.1         69.3         63.9         71.9         73.1           9%
                                                   ---------    ---------    ---------    ---------    ---------
    Total assets under fee-based management        $    80.4    $    83.6    $    77.7    $    88.4    $    91.7          14%
                                                   =========    =========    =========    =========    =========

Total client assets                                $   703.0    $   724.3    $   697.5    $   773.8    $   816.0          16%

Private Client
Registered Financial Consultants                      10,321       10,494       10,573       10,803       10,918           6%
Annualized retail gross production per FC (000)    $     452    $     441    $     431    $     413    $     481           6%
Domestic retail offices                                  432          439          442          449          457           6%

Investment Banking and Public Finance
Underwriting (full credit to lead mgr.):
  Debt and equity
    Global volume                                  $73,113.6    $81,378.3    $49,166.9    $53,015.7    $92,672.2          27%
    Global market share                                 10.0%        11.2%         8.8%         9.3%        10.3%
    Rank                                                   3            2            3            3            2

    U.S. volume                                    $67,095.2    $73,550.7    $41,803.2    $46,226.6    $75,517.8          13%
    U.S. market share                                   13.2%        14.1%        10.4%        11.6%        13.9%
    Rank                                                   2            2            3            2            2

  Municipals (1)
    Volume                                         $ 8,319.1    $10,913.8    $ 9,553.1    $ 7,210.0    $ 7,212.7         (13%)
    Market share                                        11.8%        14.2%        14.7%        10.6%        12.5%
    Rank                                                   1            1            1            2            1

Capital Markets/Research
Number of institutional salespeople (2)                  877          854          869          884          796
Number of stocks in which markets are made             1,464        1,465        1,418        1,329        1,305         (11%)
% of S&P sectors covered by research                      99%          99%          99%          98%          98%

(1)   Total long term excluding private placement.
(2)   Excludes 102 institutional salespeople at Nikko in the 1999 first quarter.

GLOBAL CORPORATE AND INVESTMENT BANK
EMERGING MARKETS
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                      1Q 1999 vs.
                                               1Q         2Q         3Q         4Q         1Q      1Q 1998 Increase/
                                              1998       1998       1998       1998       1999         (Decrease)
                                             ------     ------     ------     ------     ------    -----------------
Revenues                                     $  957     $  973     $  721     $  975     $1,134           18%
Adjusted Operating Expense                      475        503        511        512        501            5%
Provision for Loan Losses                        62         79        198         85        115           85%
                                             ------     ------     ------     ------     ------
Core Income Before Taxes                        420        391         12        378        518           23%
Income Taxes                                    156        146          4        144        196           26%
Minority Interest, Net of Tax                    --         --         --         --          1           NM
                                             ------     ------     ------     ------     ------
Core Income                                  $  264     $  245     $    8     $  234     $  321           22%
                                             ======     ======     ======     ======     ======

Average Assets (in billions of dollars)      $   74     $   75     $   78     $   81     $   80            8%
                                             ======     ======     ======     ======     ======
Return on Assets                               1.45%      1.31%      0.04%      1.15%      1.63%
                                             ======     ======     ======     ======     ======

NM    Not meaningful

GLOBAL CORPORATE AND INVESTMENT BANK
GLOBAL RELATIONSHIP BANKING
(In millions of dollars)

                                                                                                      1Q 1999 vs.
                                               1Q         2Q         3Q         4Q         1Q      1Q 1998 Increase/
                                              1998       1998       1998       1998       1999         (Decrease)
                                             ------     ------     ------     ------     ------    -----------------
Revenues                                     $   990    $ 1,151    $   827    $   947    $ 1,091            10%
Adjusted Operating Expense                       737        827        807        803        784             6%
Provision for Loan Losses                          3        (51)        34        (16)        (4)         (233%)
                                             -------    -------    -------    -------    -------
Core Income Before Taxes                         250        375        (14)       160        311            24%
Income Taxes                                      92        137         (6)        58        114            24%
                                             -------    -------    -------    -------    -------
Core Income                                  $   158    $   238    $    (8)   $   102    $   197            25%
                                             =======    =======    =======    =======    =======

Average Assets (in billions of dollars)      $    90    $    93    $    94    $    94    $    89            (1%)
                                             =======    =======    =======    =======    =======
Return on Assets                                0.71%      1.03%        --       0.43%      0.90%
                                             =======    =======    =======    =======    =======

GLOBAL CORPORATE AND INVESTMENT BANK
TRAVELERS PROPERTY CASUALTY - COMMERCIAL LINES
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                                      1Q 1999 vs.
                                                        1Q           2Q           3Q           4Q          1Q      1Q 1998 Increase/
                                                       1998         1998         1998         1998        1999        (Decrease)
                                                     --------     --------     --------     --------     --------  -----------------
NET REVENUES*                                        $  1,619     $  1,584     $  1,604     $  1,674     $  1,534         (5%)

CORE INCOME                                          $    171     $    174     $    177     $    201     $    189         11%

Net written premiums by market:
National accounts                                    $  186.6     $  121.6     $  175.3     $  140.9     $  149.9        (20%)
Commercial accounts                                     462.6        440.8        446.0        450.7        443.6         (4%)
Select accounts                                         378.6        393.7        365.7        356.3        372.3         (2%)
Specialty accounts                                      184.0        164.7        181.2        164.8        148.2        (19%)
                                                     --------     --------     --------     --------     --------
  Total net written premiums                         $1,211.8     $1,120.8     $1,168.2     $1,112.7     $1,114.0         (8%)
                                                     ========     ========     ========     ========     ========

Statutory ratio development:
Earned premiums                                      $1,126.2     $1,093.6     $1,139.2     $1,157.8     $1,072.7         (5%)

Losses and loss adjustment expenses                     880.5        864.2        896.6        906.3        817.5         (7%)
Other underwriting expenses                             346.0        345.6        341.7        336.4        317.9         (8%)
                                                     --------     --------     --------     --------     --------
  Total deductions                                    1,226.5      1,209.8      1,238.3      1,242.7      1,135.4         (7%)
                                                     --------     --------     --------     --------     --------

Statutory underwriting loss                          $ (100.3)    $ (116.2)    $  (99.1)    $  (84.9)    $  (62.7)       (37%)
                                                     ========     ========     ========     ========     ========

Statutory combined ratio: (1)
Loss and loss adjustment expense ratio                   78.2%        79.0%        78.7%        78.3%        76.2%
Other underwriting expense ratio                         28.6%        30.8%        29.3%        30.2%        28.5%
                                                     --------     --------     --------     --------     --------
  Combined ratio                                        106.8%       109.8%       108.0%       108.5%       104.7%
                                                     ========     ========     ========     ========     ========

Net investment income (pre-tax)                      $  412.5     $  424.3     $  411.8     $  460.7     $  412.6           --
Effective tax rate on net investment income              28.0%        27.5%        26.9%        27.6%        26.6%
Catastrophe losses, net of reinsurance (after-tax)   $     --     $   10.4     $   14.9     $     --     $     --           --

(1)   Before policyholder dividends.

*     Revenues (excluding realized gains), net of interest expense.

SSB CITI ASSET MANAGEMENT GROUP
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                                      1Q 1999 vs.
                                                        1Q           2Q           3Q           4Q          1Q      1Q 1998 Increase/
                                                       1998         1998         1998         1998        1999        (Decrease)
                                                     --------     --------     --------     --------     --------  -----------------
Revenues:
  Investment advisory, admin. & distribution fees    $    288     $    303     $    301     $    317     $    340         18%
  Unit Investment Trust revenues - net                     13            8           17            4           11        (15%)
  Other revenues                                           12            6            8           12           11         (8%)
                                                     --------     --------     --------     --------     --------
    Total revenues                                        313          317          326          333          362         16%
  Interest expense                                          8            8            8            9            8         --
                                                     --------     --------     --------     --------     --------
    Total revenues, net of interest expense               305          309          318          324          354         16%
                                                     --------     --------     --------     --------     --------
Expenses:
  Employee compensation and benefits                       85           86           95          117          106         25%
  Deferred commission amortization                         35           31           31           28           30        (14%)
  Other expenses                                           72           79           80           94           85         18%
                                                     --------     --------     --------     --------     --------
    Total expenses                                        192          196          206          239          221         15%
                                                     --------     --------     --------     --------     --------
Core income before income taxes                           113          113          112           85          133         18%
Provision for income taxes                                 44           44           44           34           53         20%
                                                     --------     --------     --------     --------     --------
Core income                                          $     69     $     69     $     68     $     51     $     80         16%
                                                     ========     ========     ========     ========     ========

Pre-tax profit margin                                    37.1%        36.6%        35.2%        26.2%        37.6%

Assets Under Management
(in billions of dollars):
Money market and other short term funds              $   67.5     $   66.2     $   71.8     $   77.8     $   85.7         27%
                                                     --------     --------     --------     --------     --------
Mutual funds:
  Equity / Balanced                                      42.5         43.6         38.7         43.2         44.5          5%
  Taxable Fixed Income                                   47.2         51.0         52.8         55.1         56.5         20%
  Tax Exempt Fixed Income                                 9.6          9.8         10.4         10.8         10.9         14%
  Annuities                                               3.7          3.4          3.1          3.7          4.1         11%
                                                     --------     --------     --------     --------     --------
    Total mutual funds                                  103.0        107.8        105.0        112.8        116.0         13%
                                                     --------     --------     --------     --------     --------
Managed accounts
  Private client                                         33.7         34.9         35.2         40.3         43.1         28%
  Institutional                                          76.5         82.6         82.0         96.1         93.3         22%
                                                     --------     --------     --------     --------     --------
    Total managed accounts                              110.2        117.5        117.2        136.4        136.4         24%
                                                     --------     --------     --------     --------     --------

Total assets under management                        $  280.7     $  291.5     $  294.0     $  327.0     $  338.1         20%
                                                     ========     ========     ========     ========     ========

Unit Investment Trusts held in client accounts       $   13.1     $   12.9     $   12.4     $   13.2     $   13.2          1%
Number of Morningstar 4- and 5-star funds                  23           25           24           24           22         (4%)

INVESTMENT ACTIVITIES
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                                                                      1Q 1999 vs.
                                                              1Q         2Q         3Q         4Q         1Q       1Q 1998 Increase/
                                                             1998       1998       1998       1998       1999         (Decrease)
                                                           -------    -------    -------    -------    -------     -----------------
Core Income:
  Proprietary Investments                                  $   170    $   165    $    60    $   (54)   $    60          (65%)
  LDC Debt Sales                                               132        118         10         16         13          (90%)
  Portfolio Gains                                               87         28         25         50         18          (79%)
  Refinancing                                                   13          5          5          3          2          (85%)
                                                           -------    -------    -------    -------    -------
    Total Core Income                                      $   402    $   316    $   100    $    15    $    93          (77%)
                                                           =======    =======    =======    =======    =======

                                                                                                                      1Q 1999 vs.
                                                              1Q         2Q         3Q         4Q         1Q       1Q 1998 Increase/
INVESTMENT PORTFOLIO (1)                                     1998       1998       1998       1998       1999         (Decrease)
                                                           -------    -------    -------    -------    -------     -----------------
Fixed-income investments:
  Available for sale, at market:
    Mortgage-backed securities - principally
      obligations of U.S. Government agencies              $ 8,726    $ 8,693    $ 9,663    $ 9,599    $ 9,595           10%
    U.S. Treasury securities and obligations of U.S.
      Government corporations and agencies                   3,912      4,281      4,977      4,144      3,728           (5%)
    Corporates (including redeemable preferreds)            27,428     27,176     26,796     26,437     27,346           --
    Obligations of states and political subdivisions         9,124     10,107     10,854     10,977     11,023           21%
    Debt securities issued by foreign governments            1,339      1,166        997      1,603      1,822           36%
    Held to maturity, at amortized cost                         38         36         33         30         28          (26%)
                                                           -------    -------    -------    -------    -------
    Total fixed income                                      50,567     51,459     53,320     52,790     53,542            6%
Equity securities, at market                                 1,541      1,503      1,368      1,423      1,685            9%
Short-term and other                                         6,709      6,179      7,477      5,757      6,651           (1%)
                                                           -------    -------    -------    -------    -------
    Total investments held by Insurance companies (2)       58,817     59,141     62,165     59,970     61,878            5%
Proprietary Investments                                      4,295      4,608      4,500      4,598      4,724           10%
LDC Debt                                                     5,236      4,074      3,280      3,320      3,290          (37%)
Refinancing                                                    121        118        125         92         90          (26%)
                                                           -------    -------    -------    -------    -------

    Total invested assets                                  $68,469    $67,941    $70,070    $67,980    $69,982            2%
                                                           =======    =======    =======    =======    =======

After tax unrealized gains on invested assets              $ 1,782    $ 1,582    $ 1,552    $ 1,358    $ 1,041          (42%)
                                                           =======    =======    =======    =======    =======

(1)   Excluding certain investments held by operating banking segments.
(2) Interest and dividend income from these investments is included in the operating segments.

CITIGROUP CONSOLIDATED STATEMENT OF INCOME
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                      1Q           2Q             3Q             4Q           1Q
                                                                     1998         1998           1998           1998         1999
                                                                   --------     --------       --------       --------     --------
Revenues
  Loan interest, including fees                                    $  5,344     $  5,625       $  5,884       $  5,690     $  5,888
  Other interest and dividends                                        5,787        6,010          5,926          5,973        5,414
  Insurance premiums                                                  2,340        2,395          2,423          2,692        2,526
  Commissions and fees                                                2,875        2,985          2,907          2,822        2,780
  Principal transactions                                              1,365          878         (1,016)           553        1,770
  Asset management and administration fees                              498          553            563            678          955
  Realized gains (losses) from sales of investments                     378          332            (16)           146           53
  Other income                                                          850        1,183            923            885        1,135
                                                                   --------     --------       --------       --------     --------
    Total revenues                                                   19,437       19,961         17,594         19,439       20,521
    Interest expense                                                  6,641        6,996          7,173          6,685        6,451
                                                                   --------     --------       --------       --------     --------
    Total revenues, net of interest expense                          12,796       12,965         10,421         12,754       14,070
                                                                   --------     --------       --------       --------     --------

Provisions for Benefits, Claims, and Credit Losses
  Policyholder benefits and claims                                    1,994        2,047          2,099          2,225        2,048
  Provision for credit losses                                           595          656            826            674          729
                                                                   --------     --------       --------       --------     --------
    Total provisions for benefits, claims, and credit losses          2,589        2,703          2,925          2,899        2,777
                                                                   --------     --------       --------       --------     --------

Operating Expenses
  Non-insurance compensation and benefits                             3,491        3,429          2,819          3,597        3,755
  Insurance underwriting, acquisition and operating                     812          811            756            895          825
  Restructuring / Merger Items                                           --         (324)            --          1,119         (130)
  Other operating                                                     2,436        2,764          2,764          3,182        2,871
                                                                   --------     --------       --------       --------     --------
    Total operating expenses                                          6,739        6,680          6,339          8,793        7,321
                                                                   --------     --------       --------       --------     --------
Income before Income Taxes, Minority Interest and
  Cumulative Effect of Accounting Changes                             3,468        3,582          1,157          1,062        3,972
Provision for income taxes                                            1,249        1,290            375            320        1,423
Minority interest, net of income taxes                                   58           52             53             65           60
                                                                   --------     --------       --------       --------     --------
Income before Cumulative Effect of Accounting
  Changes                                                             2,161        2,240            729            677        2,489
Cumulative effect of accounting changes                                  --           --             --             --         (127)
                                                                   --------     --------       --------       --------     --------
Net Income                                                         $  2,161     $  2,240       $    729       $    677     $  2,362
                                                                   ========     ========       ========       ========     ========

CITIGROUP EARNINGS ANALYSIS - MANAGED BASIS
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                   1Q           2Q           3Q           4Q             1Q
                                                                  1998         1998         1998         1998           1999
                                                                --------     --------     --------     --------       --------
Total Revenues, Net of Interest Expense                         $ 12,796     $ 12,965     $ 10,421     $ 12,754       $ 14,070
Effect of Credit Card Securitization Activity                        462          581          576          568            588
                                                                --------     --------     --------     --------       --------
Adjusted Revenues                                                 13,258       13,546       10,997       13,322         14,658

Total Operating Expenses                                           6,739        6,680        6,339        8,793          7,321
Restructuring / Merger Items (1)                                      --          324           --       (1,119)           130
                                                                --------     --------     --------     --------       --------
Adjusted Operating Expenses                                        6,739        7,004        6,339        7,674          7,451

Provisions for Benefits, Claims and Credit Losses                  2,589        2,703        2,925        2,899          2,777
Effect of Credit Card Securitization Activity                        462          581          576          568            588
                                                                --------     --------     --------     --------       --------
Adjusted Provisions for Benefits, Claims and Credit Losses         3,051        3,284        3,501        3,467          3,365

Core Income Before Income Taxes, Minority Interest
  and Cumulative Effect of Accounting Changes                      3,468        3,258        1,157        2,181          3,842
Provision for Income Taxes                                         1,249        1,157          375          713          1,367
Minority Interest, Net of Income Taxes                                58           52           53           65             60
                                                                --------     --------     --------     --------       --------
Core Income                                                        2,161        2,049          729        1,403          2,415

Restructuring / Merger Items (1)                                      --          191           --         (726)            74
Cumulative Effect of Accounting Changes (2)                           --           --           --           --           (127)
                                                                --------     --------     --------     --------       --------
Net Income                                                      $  2,161     $  2,240     $    729     $    677       $  2,362
                                                                ========     ========     ========     ========       ========

(1) Includes restructuring charge of $1,122 million pre-tax ($703 million after-tax) and merger-related expenses of $65 million in the 1998 fourth quarter; credits for reversals of the 1997 charge of $324 million pre-tax ($191 million after-tax) in the 1998 second quarter, $68 million pre-tax ($42 million after-tax) in the 1998 fourth quarter, and $211 million pre-tax ($125 million after-tax) in the 1999 first quarter. The 1999 first quarter also included $81 million pre-tax ($51 million after-tax) of restructuring related items.
(2) First quarter 1999 accounting changes refer to adoption of Statement of Position ("SOP") 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments" (SOP 97-3) of ($135) million; adoption of SOP 98-7, "Deposits Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk" of $23 million, and the adoption of SOP 98-5, "Reporting on the Costs of Start-Up Activities" of ($15) million.

CONSUMER LOAN DELINQUENCY AMOUNTS, NET CREDIT LOSSES AND RATIOS (In millions of dollars, except loan amounts in billions)

                                                                 citigroup[LOGO]

                                          EOP                                             Average
                                         Loans        90 Days Or More Past Due (1)         Loans          Net Credit Losses (1)
                                        -------     -------------------------------       -------     -----------------------------
                                        1Q 1999     1Q 1999     4Q 1998     1Q 1998       1Q 1999     1Q 1999     4Q 1998    1Q 1998
                                        -------     -------     -------     -------       -------     -------     -------    ------
Citibanking North America                $  8.0      $  107      $   87      $  129        $  8.1      $   28      $   32     $  32
Ratio                                                  1.33%       1.04%       1.51%                     1.35%       1.55%     1.51%

Mortgage Banking                           26.7         610         625         688          26.6          13          17        23
Ratio                                                  2.29%       2.44%       2.91%                     0.20%       0.27%     0.42%

U.S. Bankcards (2)                         69.0       1,007       1,001         855          67.4         784         790       676
Ratio                                                  1.46%       1.45%       1.85%                     4.72%       4.82%     5.85%

Other Cards                                 2.5          46          46          40           2.3          18          18        16
Ratio                                                  1.86%       1.96%       1.67%                     3.25%       2.96%     2.95%

Consumer Finance Services                  12.9         183         172         143          12.1          71          77        72
Ratio                                                  1.42%       1.44%       1.42%                     2.38%       2.67%     2.93%

Europe, Middle East and Africa             16.1         878         937         873          16.3          73          73        66
Ratio                                                  5.45%       5.49%       5.88%                     1.81%       1.71%     1.78%

Asia Pacific                               22.2         513         498         316          22.1          78          68        44
Ratio                                                  2.31%       2.28%       1.57%                     1.43%       1.24%     0.92%

Latin America                               7.8         292         288         183           7.8          91          67        45
Ratio                                                  3.75%       3.60%       2.38%                     4.74%       3.39%     2.45%

Global Private Bank                        17.4         191         193         186          17.2           8          11        (7)
Ratio                                                  1.10%       1.14%       1.21%                     0.18%       0.25%       NM

Other                                       0.6         2.0         2.0         1.0           0.9           1           1         1
                                         ------      ------      ------      ------        ------      ------      ------     -----
Total Managed                             183.2       3,829       3,849       3,414         180.8       1,165       1,154       968
Ratio                                                  2.09%       2.12%       2.29%                     2.61%       2.61%     2.65%

Securitization Activities:
Securitized Credit Card Receivables       (46.7)       (688)       (658)       (519)        (44.3)       (556)       (536)     (431)
Loans Held for Sale                        (5.6)        (39)        (38)        (39)         (5.2)        (32)        (32)      (31)
                                         ------      ------      ------      ------        ------      ------      ------     -----
                                          (52.3)       (727)       (696)       (558)        (49.5)       (588)       (568)     (462)

Total Loans                              $130.9      $3,102      $3,153      $2,856        $131.3      $  577      $  586     $ 506
                                         ======      ======      ======      ======        ======      ======      ======     =====
Ratio                                                  2.37%       2.38%       2.44%                     1.78%       1.80%     1.75%

(1) The ratios of 90 days or more past due and net credit losses are calculated based on end-of-period and average loans, respectively, both net of unearned income.
(2)   Includes U.S. Bankcards and Travelers Bank.

NM    Not meaningful

CITIGROUP SUPPLEMENTAL DATA
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                                       1Q          2Q          3Q          4Q          1Q
                                                                      1998        1998        1998        1998        1999
                                                                     ------      ------      ------      ------      ------
CASH BASIS AND RENEGOTIATED LOANS
Commercial Cash-Basis Loans
Collateral Dependent (at lower of cost or collateral value) (1)      $  242      $  193      $  170      $  394      $  358
Other (2)                                                             1,102       1,100       1,110       1,201       1,277
                                                                     ------      ------      ------      ------      ------
  Total Cash-Basis Loans                                             $1,344      $1,293      $1,280      $1,595      $1,635
                                                                     ======      ======      ======      ======      ======

Commercial Cash-Basis Loans
Emerging Markets (2)                                                 $  953      $  981      $  982      $1,062      $1,095
Global Relationship Banking                                             378         300         286         268         308
Insurance Subsidiaries                                                   --          --          --         252         218
Investment Activities                                                    13          12          12          13          14
                                                                     ------      ------      ------      ------      ------
  Total Cash-Basis Loans                                             $1,344      $1,293      $1,280      $1,595      $1,635
                                                                     ======      ======      ======      ======      ======

Commercial Renegotiated Loans                                        $   61      $   45      $   48      $   45      $   47
                                                                     ======      ======      ======      ======      ======

Consumer Loans on which Accrual of Interest
  has been Suspended                                                 $2,003      $2,021      $2,097      $2,273      $2,240
                                                                     ======      ======      ======      ======      ======

OTHER REAL ESTATE OWNED AND
ASSETS PENDING DISPOSITION
Consumer (3)                                                         $  258      $  199      $  260      $  254      $  217
                                                                     ------      ------      ------      ------      ------

Emerging Markets                                                         21          24          26          27          26
Global Relationship Banking                                             329         324         319         235         212
Insurance Subsidiaries                                                  189         191         211         234         225
                                                                     ------      ------      ------      ------      ------
  Total Commercial (3)                                                  539         539         556         496         463
                                                                     ------      ------      ------      ------      ------

Total                                                                $  797      $  738      $  816      $  750      $  680
                                                                     ======      ======      ======      ======      ======

Assets Pending Disposition (4)                                       $  103      $  104      $  103      $  100      $   95
                                                                     ======      ======      ======      ======      ======

ALLOWANCE FOR CREDIT LOSSES
Global Consumer (5)                                                  $2,830      $3,200      $3,275      $3,310      $3,355
Global Corporate and Investment Bank                                  3,329       3,329       3,329       3,307       3,307
                                                                     ------      ------      ------      ------      ------
  Total Allowance for Credit Losses                                  $6,159      $6,529      $6,604      $6,617      $6,662
                                                                     ======      ======      ======      ======      ======

Allowance As a Percent of Total Loans:
Global Consumer                                                        2.41%       2.67%       2.62%       2.50%       2.56%
Global Corporate and Investment Bank                                   3.89%       3.80%       3.68%       3.69%       3.46%
Total                                                                  3.03%       3.15%       3.06%       2.98%       2.94%

(1) A cash-basis loan is defined as collateral dependent when repayment is expected to be provided solely by the underlying collateral and there are no other available and reliable sources of repayment, in which case the loans are written down to the lower of cost or collateral value.
(2) Includes foreign currency derivative contracts with a balance sheet credit exposure of $83 million, $44 million, $44 million, $14 million, and $13 million at March 31, 1998, June 30, 1998, September 30, 1998, December 31, 1998, and March 31, 1999, respectively, for which the recognition of revaluation gains has been suspended.
(3) Represents repossessed real estate, carried at lower of cost or collateral value.
(4) Represents consumer residential mortgage loans that have a high probability of foreclosure, carried at lower of cost or collateral value.
(5) The 1998 second quarter reflects the addition of $320 million of credit loss reserves related to the acquisition of the Universal Card portfolio.

CITIGROUP MANAGED ASSETS AND INSURANCE INVESTMENTS
(In billions of dollars)

                                                                 citigroup[LOGO]

                                                           1Q           2Q           3Q           4Q           1Q
                                                          1998         1998         1998         1998         1999
                                                        -------      -------      -------      -------      -------
SSB Citi Asset Management Group                         $ 280.7      $ 291.5      $ 294.0      $ 327.0      $ 338.1
SSB - Financial Consultant managed accounts                13.3         14.3         13.8         16.5         18.6
Travelers Life and Annuity                                 25.2         24.3         25.7         26.0         26.6
                                                        -------      -------      -------      -------      -------
  Total assets managed for third parties                  319.2        330.1        333.5        369.5        383.3

Consulting Group externally managed assets                 67.1         69.3         63.9         71.9         73.1
Other investments held by Insurance companies              37.1         38.2         40.1         37.6         39.0
                                                        -------      -------      -------      -------      -------
  Total managed assets and insurance investments        $ 423.4      $ 437.6      $ 437.5      $ 479.0      $ 495.4
                                                        =======      =======      =======      =======      =======

CITICORP SUPPLEMENTAL DATA
(In millions of dollars)

                                                           1Q           2Q           3Q           4Q           1Q
                                                          1998         1998         1998         1998         1999
                                                        -------      -------      -------      -------      -------
NET INTEREST REVENUE STATISTICS
(taxable equivalent basis)
Net Interest Revenue                                    $ 2,856      $ 3,009      $ 3,117      $ 3,284      $ 3,274
Effect of Credit Card Securitization Activity               640          908          951        1,039        1,080
                                                        -------      -------      -------      -------      -------
  Total Adjusted                                        $ 3,496      $ 3,917      $ 4,068      $ 4,323      $ 4,354
                                                        =======      =======      =======      =======      =======

Average Interest Earning Assets
  (in billions of dollars)                              $ 265.2      $ 276.0      $ 278.7      $ 287.5      $ 289.5
Effect of Credit Card Securitization Activity              27.4         36.8         39.9         41.2         44.0
                                                        -------      -------      -------      -------      -------
  Total Adjusted                                        $ 292.6      $ 312.8      $ 318.6      $ 328.7      $ 333.5
                                                        =======      =======      =======      =======      =======

Net Interest Margin (%)                                    4.37%        4.37%        4.44%        4.53%        4.59%
Effect of Credit Card Securitization Activity              0.48%        0.65%        0.62%        0.69%        0.70%
                                                        -------      -------      -------      -------      -------
  Total Adjusted                                           4.85%        5.02%        5.06%        5.22%        5.29%
                                                        =======      =======      =======      =======      =======

TRAVELERS PROPERTY CASUALTY CORP. SUPPLEMENTAL DATA
(In millions of dollars)

                                                                 citigroup[LOGO]

                                                        1Q               2Q               3Q               4Q               1Q
                                                       1998             1998             1998             1998             1999
                                                     ---------        ---------        ---------        ---------        ---------
GAAP Consolidated Statement of Operations
Revenues:
  Premiums                                           $ 1,898.2        $ 1,902.8        $ 1,974.9        $ 2,020.2        $ 1,964.8
  Net investment income                                  508.3            519.3            501.4            571.0            503.2
  Fee income                                              82.0             76.9             74.2             72.7             66.5
  Realized investment gains                               66.4              9.6             32.7             34.8             15.6
  Other revenues                                          39.3             23.6             17.2             25.6             22.5
                                                     ---------        ---------        ---------        ---------        ---------
    Total revenues                                     2,594.2          2,532.2          2,600.4          2,724.3          2,572.6
                                                     ---------        ---------        ---------        ---------        ---------
Claims and expenses:
  Claims and claim adjustment expenses*                1,427.9          1,430.8          1,517.7          1,529.4          1,449.1
  Policyholder dividends                                  13.0             13.2             13.3              1.9             10.4
  Amortization of deferred acquisition costs             285.9            303.7            304.7            302.2            314.6
  Interest expense                                        41.0             40.4             39.9             39.9             39.9
  General and administrative expenses                    340.5            318.0            300.1            350.3            307.9
                                                     ---------        ---------        ---------        ---------        ---------
    Total claims and expenses                          2,108.3          2,106.1          2,175.7          2,223.7          2,121.9
                                                     ---------        ---------        ---------        ---------        ---------
Income before federal income taxes and cumulative
  effect of changes in accounting principles             485.9            426.1            424.7            500.6            450.7
Federal income taxes                                     138.8            113.6            109.4            132.7            117.1
                                                     ---------        ---------        ---------        ---------        ---------
Income before cumulative effect of changes in
  accounting principles                                  347.1            312.5            315.3            367.9            333.6
Cumulative effect of change in accounting for
  insurance-related assessments, net of tax                 --               --               --               --           (160.5)
Cumulative effect of change in accounting for
  insurance and reinsurance contracts that
  do not transfer insurance risk,  net of tax               --               --               --               --             27.4
                                                     ---------        ---------        ---------        ---------        ---------
Net income**                                         $   347.1        $   312.5        $   315.3        $   367.9        $   200.5
                                                     =========        =========        =========        =========        =========

*Includes pre-tax:
    Catastrophe losses, net of reinsurance           $    13.2        $    36.2        $    56.5        $      --        $    12.5
    Asbestos and environmental losses                $    31.0        $    30.0        $    28.0        $    27.0        $    29.0
**Includes, net of taxes:
    Net investment income                            $   364.8        $   375.5        $   366.1        $   412.2        $   368.9
    Realized investment gains                        $    43.2        $     6.2        $    21.3        $    22.5        $    10.1

Statutory underwriting
Net written premiums (1)                             $ 2,017.8        $ 1,994.7        $ 2,076.9        $ 2,014.2        $ 2,097.4

Net earned premiums                                  $ 1,897.0        $ 1,896.1        $ 1,974.9        $ 2,020.2        $ 1,964.8
Losses and loss adjustment expenses                    1,383.2          1,387.7          1,477.5          1,480.4          1,411.8
Other underwriting expenses                              572.0            587.7            585.2            575.2            587.7
                                                     ---------        ---------        ---------        ---------        ---------
  Statutory underwriting loss                            (58.2)           (79.3)           (87.8)           (35.4)           (34.7)
Policyholder dividends                                    13.0             13.2             13.3              1.9             10.4
                                                     ---------        ---------        ---------        ---------        ---------
  Statutory underwriting loss after
    policyholder dividends                           $   (71.2)       $   (92.5)       $  (101.1)       $   (37.3)       $   (45.1)
                                                     =========        =========        =========        =========        =========

Reserves for losses and loss adjustment
  expenses                                           $21,323.2        $21,141.8        $20,958.4        $20,726.7        $20,660.1
Decrease in reserves                                 $   (73.0)       $  (181.4)       $  (183.4)       $  (231.7)       $   (66.6)
Statutory surplus                                    $ 6,409.1        $ 6,640.4        $ 6,754.3        $ 7,079.1        $ 7,260.0
Net written premiums/surplus (2)                        1.21:1           1.18:1           1.18:1           1.14:1           1.13:1

Statutory combined ratio: (1), (3)
Loss and loss adjustment expense ratio                    72.9%            73.2%            74.8%            73.3%            71.9%
Other underwriting expense ratio                          28.3%            29.5%            28.2%            28.6%            28.0%
                                                     ---------        ---------        ---------        ---------        ---------
  Combined ratio                                         101.2%           102.7%           103.0%           101.9%            99.9%
                                                     =========        =========        =========        =========        =========

(1) First quarter 1999 net written premiums include an increase of $71.7 million due to an adjustment associated with a reinsurance transaction. Excluding this transaction, the statutory loss and loss adjustment expense ratio, other underwriting expense ratio and combined ratio for the first quarter 1999 were 71.9%, 27.7% and 99.6%, respectively.
(2)   Based on 12 month rolling net written premiums.
(3)   Before policyholder dividends.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 1999                            Citigroup Inc.


                                                 By: /s/ Irwin Ettinger
                                                    ----------------------------
                                                    Irwin Ettinger
                                                    Chief Accounting Officer